SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


                     MCMORAN EXPLORATION CO.
     (Exact name of registrant as specified in its charter)


          Delaware                                    72-1424200
(State of incorporation or organization)  (I.R.S. Employer Identification No.)



1615 Poydras Street, New Orleans, Louisiana                 70112
 (Address of principal executive offices)                 (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                     Name of each exchange
     to be so registered            on which each class is to be registered
     -------------------            ---------------------------------------
Common Stock, par value $0.01 per share       New York Stock Exchange

Preferred Stock Purchase Rights               New York Stock Exchange

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

     Securities Act registration statement file number to which this form relates: 333-61171


Securities to be registered pursuant to Section 12(g) of the Act:

                              NONE


Item 1.  Description of Registrant's Securities to be Registered.


     The information required by this item is incorporated by reference from pages 119-124 of Amendment No. 1 to the
Registration Statement on Form S-4 of the Registrant (Registration No. 333-61171, filed October 6, 1998) under the heading "Description of McMoRan Capital Stock." In addition, the Registrant's Rights Agreement provides that an "Acquiring Person" will not include Alpine Capital, L.P., Robert W. Bruce, III, Algenpar, Inc., J. Taylor Crandall, Keystone, Inc., Robert M. Bass and their respective affiliates and associates unless such group acquires beneficial ownership of 20% or more of the shares of the Registrant's common stock.


Item 2.  Exhibits.

     1. Form of Registrant's Certificate of Incorporation. Incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-4, Registration No. 333-61171 (the "Registration Statement").

     2.   Form of Registrant's  Bylaws.   Incorporated herein  by
          reference to Exhibit 3.2 to the Registration Statement.

     3.   Form of  Certificate  of Registrant's  Common  Stock.
          Incorporated herein by reference to Exhibit 4.1 to the Registration Statement.

     4.   Rights  Agreement,  dated  as  of  November  13,  1998,
          between McMoRan Exploration  Co. and Mellon  Securities
          Trust   Company,   as   Rights   Agent   (the   "Rights
          Agreement").

     5.   Form of Certificate of Designations  for the  Preferred
          Stock, included in Exhibit A to the Rights Agreement.

     6. Forms of Rights Certificate, included in Exhibit B to the Rights Agreement.

     7. Summary Description of the Stockholder Rights Plan, included in Exhibit C to the Rights Agreement.


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                            SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              McMoRan Exploration Co.



                              By:/s/ Richard C. Adkerson
                                 -------------------------
                                   Richard C. Adkerson
                                   Co-Chairman of the Board,
                                   President and
                                   Chief Executive Officer

Date:  November 13, 1998

                          Exhibit Index

     1. Form of Registrant's Certificate of Incorporation. Incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-4, Registration No. 333-61171 (the "Registration Statement").

     2.   Form of Registrant's  Bylaws.   Incorporated herein  by
          reference to Exhibit 3.2 to the Registration Statement.

     3.   Form of  Certificate  of Registrant's  Common  Stock.
          Incorporated herein by reference to Exhibit 4.1 to the Registration Statement.

     4.   Rights  Agreement,  dated  as  of  November  13,  1998,
          between McMoRan Exploration  Co. and Mellon  Securities
          Trust   Company,   as   Rights   Agent   (the   "Rights
          Agreement").

     5.   Form of Certificate of Designations  for the  Preferred
          Stock, included in Exhibit A to the Rights Agreement.

     6. Forms of Rights Certificate, included in Exhibit B to the Rights Agreement.

     7. Summary Description of the Stockholder Rights Plan, included in Exhibit C to the Rights Agreement.


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